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                                                                       EXHIBIT 5

                         [LETTERHEAD OF BROUSE McDOWELL]








                                 October 3, 2000


Universal Electronics Inc.
6101 Gateway Drive
Cypress, California 90630

Ladies & Gentlemen:

We are acting as counsel to Universal Electronics Inc. (the "Company") in connection with the issuance and sale by the Company of up to 1,000,000 shares of its Common Stock (the "Shares") pursuant to the Universal Electronics Inc. 1999A NonQualified Stock Plan (the "Plan").

We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the Shares which may be issued and sold pursuant to the Plan have been duly authorized and, when issued and sold in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed today by the Company with the Securities and Exchange Commission to effect registration of the Shares under the Securities Act of 1933.

                               Very truly yours,

                               /s/ Brouse McDowell

                               BROUSE McDOWELL, A Legal Professional Association